EXHIBIT 11

                              BULL RUN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
           (Dollars and shares in thousands, except per share amounts)

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


                                                               Three Months Ended          Six Months Ended
                                                                     June 30                    June 30
                                                                ------------------           -----------
                                                                 1996       1995            1996       1995
                                                                  ----       ----           ----       ----
Primary:
     Income before cumulative effect of
         accounting change.......................              $  293     $  376          $  342      $  644
     Cumulative effect of accounting
         change..................................                                           (274)
                                                               ------     ------            -----      -----
     Net income..................................              $  293     $  376          $   68      $  644
                                                                =====      =====           =====       =====

Primary shares:
     Weighted average number of shares
       outstanding...............................              22,079     22,125          22,101      22,131
     Assuming exercise of options................               1,005      1,058             998       1,000
                                                               ------     ------          ------      ------
     Weighted average number of shares
       outstanding, as adjusted..................              23,084     23,183          23,099      23,131
                                                               ======     ======          ======      ======

Primary earnings per share:
     Income before cumulative effect of
         accounting change.......................              $  .01     $  .02          $  .01      $  .03
     Cumulative effect of accounting
         change..................................                                           (.01)
                                                               ------     ------            -----      -----
     Net income..................................              $  .01     $  .02          $  .00      $  .03
                                                                =====      =====           =====       =====

Assuming Full Dilution:
     Income before cumulative effect of
         accounting change.......................              $  293     $  376          $  342      $  644
     Cumulative effect of accounting
         change..................................                                           (274)
                                                               ------     ------            -----      -----
     Net income..................................              $  293     $  376          $   68      $  644
                                                                =====      =====           =====       =====

Fully diluted shares:
     Weighted average number of shares
       outstanding...............................              22,079     22,125          22,101      22,131
     Assuming exercise of options................               1,005      1,218             998       1,218
                                                               ------     ------          ------      ------
     Weighted average number of shares
       outstanding, as adjusted..................              23,084     23,343          23,099      23,349
                                                               ======     ======          ======      ======

Fully diluted earnings per share:
     Income before cumulative effect of
         accounting change.......................              $  .01     $  .02          $  .01      $  .03
     Cumulative effect of accounting
         change..................................                                           (.01)
                                                               ------     ------            -----      -----
     Net income..................................              $  .01     $  .02          $  .00      $  .03
                                                                =====      =====           =====       =====
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